As filed with the Securities and Exchange                     Page 1 of 18 pages
Commission on May 21, 1998                                 Reg. No. 333- _______
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   ----------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                     EVANS & SUTHERLAND COMPUTER CORPORATION
              (Exact name of registration as specified in charter)

         Utah                                              87-0278175
(State of incorporation)                 (I.R.S. Employer Identification Number)

                                 600 Komas Drive
                           Salt Lake City, Utah 84108
                                  (801)588-1000
                    (Address of principal Executive Offices)

                     Evans & Sutherland Computer Corporation
                          1995 Long-Term Incentive Plan
                            (Full title of the Plan)

           John T. Lemley                                    Copy to:
Evans & Sutherland Computer Corporation, Inc.           William C. Gibbs, Esq.
            600 Komas Drive                              Snell & Wilmer L.L.P.
      Salt Lake City, Utah 84100                    111 East Broadway, Suite 900
            (801)588-1000                            Salt Lake City, Utah 84111
                                                          (801) 237-1900
(Name, address and telephone number, including area code, of agent for service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

                         CALCULATION OF REGISTRATION FEE


      Title of                                  Proposed             Proposed
     Securities             Amount               Maximum              Maximum             Amount of
        to be                to be           Offering Price          Aggregate          Registration
     Registered          Registered(1)        Per Share(2)       Offering Price(2)         Fee(1)
   ------------         -------------        -------------        -------------        -------------
    Common Stock
        $.20                980,000              $26.563           $ 26,031,740           $6,761.36
      par value
   =============        =============        =============         ============        =============

         (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Evans & Sutherland Computer Corporation 1995 Long-Term Incentive Plan as amended by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock. The Prospectus contained in this Registration Statement also describes securities covered by Registration Statement No. 2-76027 and is set forth herein pursuant to the provisions of Rule 429 under the Securities Act of 1933. 180,000 shares registered by Registration Statement No. 2-76027 are being carried forward and $918.00 of the filing fee associated with such shares was previously paid with Registration Statement No. 2-76027.

         (2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) of the
                  Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the Registrant's Common Stock, as reported on the Nasdaq National Market on May 18, 1998.

                     Evans & Sutherland Computer Corporation
                         Form S-8 Registration Statement
  For The Evans & Sutherland Computer Corporation 1995 Long Term Incentive Plan

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         This Registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering shares of common stock, $.20 par value ("Common Stock") of Evans & Sutherland Computer Corporation (the "Company") in connection with the Evans & Sutherland Computer Corporation 1995 Long-Term Incentive Plan as amended (the "Plan").

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Securities Act Rule 428.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Commission by the Company are hereby incorporated by reference in this Registration Statement:

                  (a) The Company's annual report on Form 10-K, for the fiscal year ended December 31, 1997.

                  (b) The Company's quarterly report on Form 10-Q for the fiscal quarter ended March 27, 1998.

                  (c) The Company's annual report on Form 10-K/A, for the fiscal year ended December 31, 1997.

                  (d) The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-A as filed on September 27, 1978.

                  (e) All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered have been sold or which in this Registration Statement deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Officers and Directors

         The law of Utah permits extensive indemnification of present and former directors, officers, employees, or agents of Utah company, whether or not authority for such indemnification is contained in the Company's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in the Company's Bylaws.

Item 7.  Exemption from Registration

         Not Applicable.

Item 8.  Exhibits

         Exhibit Index located at Page 7.

Item 9.  Undertakings

                    A.       The undersigned Registrant hereby undertakes:

                             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                                     (i)      To include any prospectus required
                    by section 10(a)(3) of the Securities Act of 1933;

                                     (ii) To reflect in the prospectus any facts
                    or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                     (iii) to include any  material  information
                    with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                         (2) That, for the purpose of determining  any liability
                    under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-
                    effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Salt Lake, State of Utah, on May 21, 1998.

                                 Evans & Sutherland Computer Corporation


                                  By   /S/ Mark C. McBride
                                       Mark C. McBride
                                       Vice President, Corporate Controller and
                                       Corporate Secretary


                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, including a majority of the Company's Board of Directors. Each person whose signature appears below hereby authorizes Mark C. McBride, as attorney-in-fact, to sign in his name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this Registration Statement.



Signature                          Title                               Date


/S/ Stewart Carrell      Chairman of the Board of Directors         May 21, 1998
Stewart Carrell

/S/ James R. Oyler       Director and President                     May 21, 1998
James R. Oyler           (Chief Executive Officer)


/S/ John T. Lemley       Vice President and Chief Financial         May 21, 1998
John T. Lemley           Officer (Principal Financial Officer)


/S/ Mark C. McBride      Vice President, Corporate Controller,      May 21, 1998
Mark C. McBride          and Corporate Secretary
                         (Principal Accounting Officer)

/S/ Gerald S. Casilli              Director                         May 21, 1998
Gerald S. Casilli

/S/ Henry N. Christiansen          Director                         May 21, 1998
Henry N. Christiansen

/S/ Peter O. Crisp                 Director                         May 21, 1998
Peter O. Crisp

/S/ Ivan E. Sutherland             Director                         May 21, 1998
Ivan E. Sutherland


/S/ John E. Warnock                Director                         May 21, 1998
John E. Warnock

                                INDEX TO EXHIBITS




            EXHIBIT NUMBER                    DESCRIPTION

                  5.1                   Opinion of Snell & Wilmer
                                        L.L.P.

                 23.1                   Consent of Snell & Wilmer
                                        L.L.P. (included in the opinion
                                        filed as Exhibit 5.1)

                 23.2                   Consent of KMPG Peat
                                        Marwick L.L.P. Certified
                                        Public Accountants

                 24.1                   Power of Attorney (included
                                        on signature page)

                 99.1                   Evans & Sutherland
                                        Computer Corporation 1995
                                        Long-Term Incentive Plan,
                                        as amended